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                                                                  EXHIBIT 10.17


                              MANAGEMENT AGREEMENT


        This EMPLOYMENT AGREEMENT (the "Employment" or "this Agreement") is made and entered into as of the 31st day of January, 1998, by and between Hua Yang Holdings Co., Ltd., a Cayman Islands company (hereinafter the "Company", and together with its subsidiaries and affiliates, "the Hua Yang Group") and Chan Kok Wai, a natural person and residing at 14/A Repulse Bay Road, Repulse Bay, Hong Kong (hereinafter the "Executive").



                                R E C I T A L S


        WHEREAS, the Company desires to retain the services of the Executive as a co-managing director to manage the business of the Hua Yang Group;

        WHEREAS, the Executive desires to perform such services for the Hua Yang Group as provided herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1. TERM OF EMPLOYMENT. Unless otherwise terminated pursuant to Paragraph 6 of this Agreement, the Company shall employ the Executive and the Executive shall serve the Company as its co-managing director for one (1) year from January 31, 1998 to January 31, 1999 (the "Term"). After the expiration of the Term, this Agreement shall automatically renew for six (6) month periods until either the Company or the Executive elect not to renew this Agreement by providing the other party notice not less than ninety (90) days prior to the expiration of any renewal period or, in the case of the Company, three months' salary in lieu of notice.

2. POSITION. As co-managing director (see Paragraph 5 below), you will be responsible for the overall strategic direction of the Hua Yang Group and will report to the Board of Directors of the Company and Board of Directors of any company that may hold the shares of the Company from time to time.

3. SALARY AND BONUS. In consideration of the services to be performed by the Executive during his employment with the Company, the Company shall pay the Executive an annual salary during the Term of HK$1,000,000 (the "Salary"), payable in 12 equal monthly installments payable in arrears on the last day of each calendar month. The Executive shall be eligible for an annual incentive bonus in the sole discretion of the Board or the Compensation Committee. The term "Compensation Committee" means a committee appointed by the Board of Directors of the Company with responsibility for setting performance objectives for the Hua Yang Group, the Executive and other executives, and the details of any option and other
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incentive programs. Unless additional compensation is otherwise fixed by the
Board or the Compensation Committee, in its sole discretion, the Executive shall not be entitled to any other salary or fee, whether as an employee, director or otherwise, for service to multiple companies in the Hua Yang Group. Taxes, if any, on the Executive's compensation are to be paid by the Executive. Salary and, to the extent earned, bonus, are inclusive of all perquisites, such as housing, education, home leave and other expenses.

4. EXPENSES. The Company shall reimburse the Executive for expenses reasonably incurred by the Executive in connection with the performance of the services delegated to the Executive upon and subject to submission of vouchers or other appropriate and legally-acceptable documentation reasonably acceptable to the Company.

5. RESPONSIBILITIES. The Executive acknowledges that it is the goal of the shareholders to build the Hua Yang Group's operational and financial performance. In striving for this goal, it is the Executive's responsibility to ensure that the activities of the Hua Yang Group are executed in such a manner as to conform to the standards of integrity and conduct which are applicable to U.S. businesses conducting business overseas. It is expected that the time spent working on behalf of the Company will be flexible and not daily, but that he be available at all times to assist and advise the Company on matters requested by management or the Board.

6.      TERMINATION.  During the Term:

        (a)     The Company may terminate this Agreement forthwith:

                (i) if the Board reasonably and fairly determines that (1) the Executive has been grossly negligent in his duties relating to the Hua Yang Group or (2) has engaged in any willful misconduct in the discharge of his duties on behalf of the Hua Yang Group or (3) has misrepresented the financial performance of the Hua Yang Group; or

                (ii) if the Executive shall at any time become or be unable to properly perform his duties hereunder by reason of death, ill health, accident or otherwise for a period of periods aggregating at least sixty (60) days in any period of twelve consecutive calendar months; or

                (iii) if the Company is generally unable to pay its debts as they become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver for it, or commences or has commenced against it any case or other proceeding relating to it under the Bankruptcy Ordinance; or

                (iv) be acceptance of the voluntarily termination of his employment with the Company by the Executive.

        (b)     Upon termination of this Agreement, however occurring:
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                (a)     The Executive shall promptly return and deliver to the
Company all documents and records in his possession, custody or control which in any way relate to the business of the Company. The Executive shall not be entitled to retain copies, whether written or in electronic media form.

                (b) The Executive shall immediately resign all positions held, whether as a member of the Board or otherwise on and as of the date specified in the notice of termination.

7.      CONFIDENTIALITY AND NON-COMPETITION.

                (a) NON-COMPETITION. During the term hereof, any extension hereof and for the period of one year after termination of employment the Executive will not in any country or place where the Company's business is being carried on as of the date of termination, either on his own account or in conjunction with or on behalf of any person, firm or company, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business in competition with the Company's business (other than as a holder of not more than five per cent (5%) of the issued shares or debentures of any company listed on any recognized stock exchange).

                (b) NON-SOLICITATION OF CUSTOMERS. During the term hereof, any extension hereof and for the period of one year after termination of employment the Executive will not either on his own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away the customer of any person, firm, company or organization who shall at any time within 1 year prior to the date of the termination of employment have been a customer, client, identified prospective customer or client, representative, agent or correspondent of the Company (including its subsidiaries and affiliates) in connection with the Company's business or in the habit of dealing with the Company (including its subsidiaries and affiliates) in connection with the Company's business or enter into any contract with or accept any business from any such person, firm, company or organization in any way in the same or similar line of business to the Company's business (including that of its subsidiaries and affiliates).

                (c) NON-SOLICITATION OF EMPLOYEES. During the term hereof, any extension hereof and for the period of one year after termination of employment the Executive will not either on his own account or in conjunction with or on behalf of any other person, firm or company employ, solicit or entice away or attempt to employ, solicit or entice away any person who shall at any time within 1 year prior to the date of the termination of employment have been an employee of the Company (including its subsidiaries and affiliates) in connection with their respective business, whether or not such person would commit a breach of contract by reason of leaving such employment.

                (d) NON-DISCLOSURE. The executive will not during the term of this Agreement, any extension hereof and at any time before and after termination of employment make use of or disclose or divulge to any third party any information relating to the
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Company's business other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction.

        (e) PRIOR APPROVAL FOR OTHER ENGAGEMENT. During his employment with the Company, the Executive will not in any country or place, either on his own account or in conjunction with or on behalf of any person, firm or company, actively carry on or be engaged, concerned or interested, directly or indirectly whether as a shareholder, director, employee, partner, agent or otherwise in carrying on any business (whether or not in competition with the Company) without the prior written approval of the Board of the Company; provided that this limitation shall not apply to (i) activities conducted on a passive basis that are not competitive with the Company's business; and (ii) duties of a non-substantial nature (in terms of demands on the Executive's time or attention) which do not detract, in the reasonable opinion of the Board, from the Executive's services to the Company.

        (f) SEPARATE OBLIGATIONS. Each and every obligation under this Paragraph shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such parts as are unenforceable shall be deleted from this Paragraph and any such deletion shall not affect the enforceability of all such parts of this Paragraph as remain not so deleted.

        (g) REASONABLENESS OF RESTRICTIONS; INVALIDITY. While the restrictions contained in this Paragraph are considered by the parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company's business but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

        (h) WAIVER. The Company may, in its sole and absolute discretion, waive or give its conditional consent to any of the terms set forth in paragraphs (a) through (e) above.

9. INVENTIONS, IMPROVEMENTS, OWNERSHIP OF INTELLECTUAL PROPERTY. All inventions, improvements on inventions, or intellectual property of any kind created by or in concert with the Executive during the term of his employment (including any extensions thereof) shall be deemed to be for the benefit of the Company. The Executive, in consideration of his employment hereunder, hereby irrevocably assigns all right, title and interest in and to any such intellectual property to the Company. The Executive agrees to execute such documents and instruments from time to time as may be reasonably required to vest such rights in the Company.
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10. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or seven (7) days after the date of mailing, if mailed, by first class mail, postage prepaid, certified, registered or by courier and addressed to the party to be given notice, as follows or to such other address as may be notified in writing to the Company:

        If to the Company:     c/o Ben Greenspan
                               Law Offices
                               160 Sansome Street, 18th Floor
                               San Francisco, CA 94104

        If to Executive:       Chan Kok Wai
                               14/A Repulse Bay Road
                               Repulse Bay
                               Hong Kong

11. ENTIRE AGREEMENT. This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

12. ASSIGNMENT. Neither this Agreement nor the right to receive payments hereunder may be assigned by the Executive. This Agreement shall be binding upon the Executive and upon the Company, and upon their respective successors and assigns.

13. WAIVERS. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waive of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

14. SEVERABILITY. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid, illegal or unenforceable for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement.

16. GOVERNING LAW; VENUE AND MODE OF DISPUTE RESOLUTION; FEES. The parties hereby agree that disputes arising out of this Agreement shall be resolved by binding arbitration in Hong Kong under the laws of Hong Kong, provided either party hereto shall be entitled to seek equitable relief in the appropriate case in the courts of Hong Kong. The prevailing party in any proceeding shall be entitled to its attorney's fees and costs.
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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed on the day and year first above written.


Hua Yang Holdings Co. Ltd.                       The Executive


 /s/ Sandra C. Shaw                            /s/ Chan Kok Wai
--------------------------                 --------------------------
By:  Sandra C. Shaw                                Chan Kok Wai
Its: CEO